UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2025

Hashdex Nasdaq Crypto Index US ETF

(Exact name of registrant specified in its charter)

Delaware	001-42511	33-2103856
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 200

New York, NY 10036

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (866) 403-5272

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Beneficial Interest of Hashdex Nasdaq Crypto Index US ETF	NCIQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Sponsor Agreement

On November 12, 2025, the Trust entered into an Amendment to the Sponsor Agreement, by and between the Trust and the Sponsor (the “Amendment to the Sponsor Agreement”), to extend the temporary reduction of the Sponsor’s Management Fee to 0.25% per annum through December 31, 2026. After December 31, 2026, the standard 0.50% annual Management Fee will apply.

The foregoing description of the Amendment to the Sponsor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2025, the Sponsor and CSC Delaware Trust Company, the Trustee of the Trust, entered into a Fourth Amended and Restated Trust Agreement (the “Trust Agreement”). The Trust Agreement made changes to the Third Amended and Restated Trust Agreement to reflect necessary changes in order to allow for in-kind creation and redemption transactions. A copy of the Trust Agreement is filed as Exhibit 3.1.

Item 8.01 - Other Events.

In Kind Creations and Redemptions

On September 22, 2025, The Nasdaq Stock Market LLC (the “Exchange”) filed with the Securities and Exchange Commission (the “SEC”) an immediately effective proposed rule change (SR-NASDAQ-2025-078) to permit the Hashdex Nasdaq Crypto Index US ETF (the “Trust”) to operate in reliance on the generic listing standards under Nasdaq Rule 5711(d) (the “Generic Listing Standards”). Pursuant to this transition, the Trust may implement “in-kind” creation and redemption processes for its crypto assets in its discretion, providing an alternative to the Trust’s current cash creation and redemption processes.

The Trust will permit authorized participants (“Authorized Participants”) to submit orders to create or redeem Baskets in exchange for Trust Shares. Baskets will be created or redeemed upon the Trust’s confirmation of receipt or delivery of the appropriate amount of crypto assets to or from its account with one of the Trust’s crypto custodians. On the settlement date, the Trust will deliver or redeem Shares to or from the Authorized Participant in exchange for crypto assets received from, or delivered to, the Authorized Participant or its designated agent or client.

The Trust may also rely on Coinbase Inc., acting as prime execution agent, to facilitate the transfers between the Trust and the Authorized Participant (or its agent or client). If an in-kind order cannot be timely settled, the Authorized Participant may elect an alternative settlement method consistent with the Trust’s procedures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Trust Agreement
10.1	Amendment to the Sponsor Agreement, dated as of November 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2025	HASHDEX NASDAQ CRYPTO INDEX US ETF

	By:	/s/ Samir Elias Hachem Kerbage
	Name:	Samir Elias Hachem Kerbage
	Title:	Director of the Sponsor (Principal Finance Officer and Principal Accounting Officer)

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